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                                                                    Exhibit 10.1

                               AMENDMENT NO. 1 TO
                           LOAN AND SECURITY AGREEMENT


          This Amendment No. 1 to Loan and Security Agreement (this "Amendment") dated July 28, 2005, is by and among Borrowers (as defined below), the undersigned Lenders and Fleet Capital Corporation, as Agent for the Lenders who are from time to time party to that certain Loan and Security Agreement (as amended from time to time, and as amended hereby, the "Loan Agreement") dated as of October 8, 2003, by and among Neenah Foundry Company, a Wisconsin corporation ("Neenah"), as a Borrower, the Subsidiaries of Neenah that are party thereto as Borrowers (Neenah and such Subsidiaries are collectively, "Borrowers" and each, a "Borrower"), Fleet Capital Corporation, as Agent and as a Lender, Congress Financial Corporation (Central), as Syndication Agent and as a Lender, General Electric Capital Corporation, as Documentation Agent and as a Lender, and the other Lenders party thereto. All capitalized terms used in this Amendment and not otherwise defined in this Amendment shall have the same meanings herein as in the Loan Agreement.

          Borrowers have requested that Agent and Lenders agree to amend certain provisions of the Loan Agreement, as more particularly set forth herein.

          Subject to each of the terms and conditions set forth herein, Agent and the undersigned Lenders have agreed to the requests described above.

          Now, therefore, the parties hereto hereby agree as follows:

          1. Amendments. Subject to the prior satisfaction of the conditions set forth in Section 2 of this Amendment, and in reliance on the representations and warranties set forth in Section 3 of this Amendment, the parties hereto agree to the following amendments to the Loan Agreement:

          (a) Section 2.6 (Prepayment Fee) of the Loan Agreement is hereby amended and restated in its entirety as follows:

          "Upon the termination of this Agreement by Borrowers pursuant to subsection 4.2.2, upon any optional prepayment of the Term Loan pursuant to subsection 3.3.5 or upon any optional reduction of the Revolving Loan Commitments pursuant to subsection 3.3.6, Borrowers shall jointly and severally pay to Agent, for the ratable benefit of the Lenders (in addition to the then outstanding principal, accrued interest and other charges then due and owing under the terms of this Agreement and any of the other Loan Documents and any amounts then due and owing pursuant to subsection 3.2.5), as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to 0.50% of the sum of the aggregate amount of the Revolving Loan Commitments then being reduced or terminated and the outstanding amount of the Term Loan then being prepaid, if such termination, prepayment or reduction occurs during the second, third or fourth 12 month period of the Term (October 8, 2004 through October 7, 2007). Notwithstanding the foregoing, no such prepayment fee resulting from a


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     prepayment of the Term Loan pursuant to subsection 3.3.5 shall be payable unless the aggregate Revolving Loan Commitments are being simultaneously, or have previously been, reduced by any amount pursuant to subsection
     3.3.6. In addition, if such termination, prepayment or reduction occurs on or after October 8, 2007, no such prepayment fee shall be payable."

          (b) Section 4.1 (Term of Agreement) of the Loan Agreement is hereby amended and restated in its entirety as follows:

          "Subject to the right of Lenders to cease making Loans to Borrowers during the continuance of any Default or Event of Default, this Agreement shall be in effect through and including October 8, 2009 (the "Term"), unless terminated as provided in Section 4.2 hereof."

          (c) The reference to the amount of "$17,500,000" contained in each of clause (i)(c)(2) and (i)(c)(3) of subsection 8.2.6 (Payments and Amendments of Certain Debt) of the Loan Agreement is hereby deleted and replaced with a reference to the amount of "$15,000,000".

          (d) The reference to the amount of "$15,000,000" contained in clause
(i)(d)(1) of subsection 8.2.6 (Payments and Amendments of Certain Debt) of the Loan Agreement is hereby deleted and replaced with a reference to the amount of "$20,000,000".

          (e) The word "and" at the end of clause (vi) of subsection 8.2.9 (Disposition of Assets) of the Loan Agreement is hereby replaced with a ";", the "." at the end of clause (vii) of subsection 8.2.9 is hereby replaced with a ";" and the following clauses (viii) and (ix) are hereby added to subsection 8.2.9:

          "(viii) a Permitted Gregg Sale; and

             (ix) a Permitted Mercer Sale."


          (f) The first sentence of Section 8.3 (Specific Financial Covenants) of the Loan Agreement is hereby amended and restated in its entirety as follows:

          "During the Term, and thereafter for so long as there are any Obligations (other than unasserted contingent indemnity obligations) outstanding, each Borrower covenants that it shall comply with all of the financial covenants set forth in Exhibit 8.3 hereto; provided, however, that such financial covenants shall not be tested for a fiscal period where Availability exceeds $25,000,000 at all times during the period beginning on the first day of the final fiscal quarter in such fiscal period and ending on the day that the financial statements for such fiscal period are delivered in accordance with subsection 8.1.3(ii) of the Agreement."

          (g) The definition of Applicable Margin contained in Appendix A to the Loan Agreement is hereby amended and restated in its entirety as follows:

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          "Applicable Margin - from the Amendment No. 1 Effective Date to, but not including, the first Adjustment Date (as hereinafter defined) the percentages set forth below with respect to the Base Rate Revolving Portion, the Base Rate Term Portion, the LIBOR Revolving Portion, the LIBOR Term Portion and the Unused Line Fee:

          Base Rate Revolving Portion                  0.25%
          Base Rate Term Portion                       0.75%
          LIBOR Revolving Portion                      1.75%
          LIBOR Term Portion                           2.25%
          Unused Line Fee                              0.375%

          The percentages set forth above will be adjusted on the first day of the month following delivery by Borrowers to Agent of the financial statements required to be delivered pursuant to subsection 8.1.3(ii) of the Agreement for each March 31, June 30, September 30 and December 31 during the Term, commencing with the financial statements required to be delivered for the month ending June 30, 2005 (each such date, an "Adjustment Date"), effective prospectively, by reference to the applicable "Financial Measurement" (as defined below) for the four quarters most recently ending in accordance with the following:

                                               Base Rate     Base Rate       LIBOR          LIBOR      Unused
                                               ---------     ---------       -----          -----      ------
               Financial Measurement           Revolving       Term        Revolving         Term     Line Fee
               ---------------------           ---------       ----        ---------         ----     --------
                                                Portion       Portion       Portion         Portion
                                                -------       -------       -------         -------

          Less than 1.15 to 1.00                  1.00%         1.50%          2.50%         3.00%      0.500%

          Greater than or equal to 1.15 to        0.75%         1.25%          2.25%         2.75%      0.500%
          1.00 and less than 1.25 to 1.00

          Greater than or equal to 1.25 to        0.50%         1.00%          2.00%         2.50%      0.375%
          1.00 and less than 1.45 to 1.00

          Greater than or equal to 1.45 to 1.00   0.25%         0.75%          1.75%         2.25%      0.375%


          provided that, (i) if Borrowers' audited financial statements for any fiscal year delivered pursuant to subsection 8.1.3(i) of the Agreement reflect a Financial Measurement that yields a different Applicable Margin than that yielded by the monthly financial statements previously delivered pursuant to subsection 8.1.3(ii) of the Agreement for the last month of such fiscal year, the Applicable Margin shall be readjusted retroactively for the period that was incorrectly calculated, (ii) if Borrowers fail to deliver the financial statements required to be delivered pursuant to subsection 8.1.3(i) or subsection 8.1.3(ii) of the Agreement on or before the due date thereof, the Applicable Margin


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     shall automatically adjust to the highest pricing tier set forth above, effective prospectively from such due date until the date such financial statements have been delivered and (iii) if the average daily sum of the outstanding principal balance of the Revolving Credit Loans plus the LC Amount is less than 50% of the Revolving Credit Maximum Amount for the most recently completed monthly period, the Applicable Margin as it relates to the Unused Line Fee shall automatically adjust to be 0.50%, effective retroactively for such monthly period. For purposes hereof, "Financial Measurement" shall mean the Fixed Charge Coverage Ratio.

          The amendments made to this definition of Applicable Margin pursuant to that certain Amendment No. 1 to the Agreement dated as of the Amendment No. 1 Effective Date shall govern the amount of interest accruing on and after the Amendment No. 1 Effective Date, but shall not alter the amount of interest which has accrued under the Agreement prior to the Amendment No. 1 Effective Date."

          (h) The following definition of Amendment No. 1 Effective Date is hereby added to Appendix A to the Loan Agreement, inserted in appropriate alphabetical order:

          "Amendment No. 1 Effective Date - July 28, 2005."

          (i) The following definition of Permitted Gregg Sale is hereby added to Appendix A to the Loan Agreement, inserted in appropriate alphabetical order:

          "Permitted Gregg Sale - a sale of all of the capital stock of Gregg, or all or substantially all of the assets of Gregg, where (i) no Default or Event of Default exists or would result from the consummation of such sale,
     (ii) such sale is consummated on terms, and pursuant to documentation, that are satisfactory in form and substance to Agent in its reasonable discretion, (iii) at least five (5) Business Days prior to the consummation of such sale, Agent has received substantially final versions of the documentation that will evidence the same, (iv) the net cash proceeds received in such sale are greater than or equal to $11,000,000 and (v) all of the net cash proceeds received from such sale are first applied to the installments of principal due under the Term Notes ratably, to be applied to future installment payments on a ratable basis (it being agreed and understood that the foregoing shall apply notwithstanding any provisions in subsection 3.3.1 of the Agreement to the contrary, with any remaining net cash proceeds after the Term Notes have been repaid in full to then be applied in accordance with subsection 3.3.1 of the Agreement)."

          (j) The following definition of Permitted Mercer Sale is hereby added to Appendix A to the Loan Agreement, inserted in appropriate alphabetical order:

          "Permitted Mercer Sale - a sale of all of the capital stock of Mercer, or all or substantially all of the assets of Mercer, where (i) no Default or Event of Default exists or would result from the consummation of such sale, (ii) such sale is consummated on terms, and pursuant to documentation, that are


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     satisfactory in form and substance to Agent in its reasonable discretion,
     (iii) at least five (5) Business Days prior to the consummation of such sale, Agent has received substantially final versions of the documentation that will evidence the same, (iv) such sale occurs on or prior to December 31, 2005, (v) in connection with the consummation of such sale, the principal balance of the Term Loan shall be repaid in an amount of not less than $1,700,000 and (vi) all of the net cash proceeds received from such sale are first applied to the installments of principal due under the Term Notes ratably, to be applied to future installment payments on a ratable basis (it being agreed and understood that the foregoing shall apply notwithstanding any provisions in subsection 3.3.1 of the Agreement to the contrary, with any remaining net cash proceeds after the Term Notes have been repaid in full to then be applied in accordance with subsection 3.3.1 of the Agreement)."

          (k) The definition of Revolving Credit Maximum Amount contained in Appendix A to the Loan Agreement is hereby amended and restated in its entirety as follows:

          "Revolving Credit Maximum Amount - at any time, the difference between
     (i) $92,085,000 minus (ii) the outstanding principal balance of the Term Loan at such time, as such amount may be reduced from time to time pursuant to the terms of this Agreement."

          (l) The definition of EBITDA contained in Exhibit 8.3 to the Loan Agreement is hereby amended and restated in its entirety as follows:

          "EBITDA - with respect to any period, the sum of net earnings (or loss) before interest expense, income taxes, depreciation and amortization for such period (but excluding any extraordinary gains for such period), all as determined for Parent, Borrowers and the Borrowers' Subsidiaries on a Consolidated basis and in accordance with GAAP; plus amounts deducted in determining net earnings (or loss) in respect of: (a) the fees, costs and expenses actually incurred in connection with the consummation of the Plan of Reorganization, and the closing of the Agreement and the transactions contemplated thereby, in the actual amounts and during the actual fiscal periods incurred, (b) non-recurring, non-cash items, (c) one-time cash expenses relating to the closing of the facility of Dalton Corporation, Kendallville Manufacturing Facility located at 200 West Ohio Street, Kendallville, Indiana of up to a maximum aggregate amount of $4,000,000 and
     (d) the fees, costs and expenses actually incurred in connection with the sale of Mercer Forge Corporation, in the actual amounts of up to a maximum aggregate of $2,500,000 during the actual fiscal periods incurred; and minus the amount of any cash items not otherwise deducted in determining net income (or loss) to the extent that such items were previously added back to EBITDA as non-recurring, non-cash items on a prior measurement date."

          2. Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the prior satisfaction of the following conditions:

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          (a) Agent shall have received an execution version of this Amendment signed by the parties hereto;

          (b) Borrowers shall have delivered, or shall have caused to be delivered, to Agent each of the documents, agreements and instruments set forth on Exhibit A attached hereto, together with such other documents, agreements and instruments as may be reasonably requested by Agent, each such document, agreement and instrument in form and content reasonably acceptable to Agent; and

          (c) no Default or Event of Default shall be in existence.

          3. Representations and Warranties. To induce Agent and the Lenders party hereto to execute and deliver this Amendment, each Borrower hereby represents and warrants to Lenders that, after giving effect to this Amendment:

          (a) All representations and warranties contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of this Amendment, in each case as if then made, other than representations and warranties that expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date);

          (b) No Default or Event of Default has occurred and is continuing; and

          (c) The execution and delivery by such Borrower of this Amendment does not require the consent or approval of any Person, except such consents and approvals as have been obtained.

          4. Post-Closing Agreement. Notwithstanding the condition set forth in
Section 2(b) above, Borrowers shall have until August 31, 2005 to deliver to Agent (i) a good standing certificate for Belcher Corporation from the Secretary of State of Massachusetts, (ii) good standing certificates for Mercer Forge Corporation and Advanced Cast Products, Inc. from the Secretary of State of Pennsylvania, (iii) a good standing certificate and certified Articles of Incorporation for A&M Specialties, Inc. from the Secretary of State of Pennsylvania and (iv) either (x) a good standing certificate and certified Articles of Incorporation of Cast Alloys, Inc. from the Secretary of California or (y) upon Agent's prior consent, evidence that Cast Alloys, Inc. has been dissolved.

          5. Scope. This Amendment shall have the effect of amending the Loan Agreement and the other Loan Documents as appropriate to express the agreements contained herein. In all other respects, the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective term.

          6. Reaffirmation and Confirmation. Each Borrower hereby ratifies, affirms, acknowledges and agrees that the Loan Agreement and the other Loan Documents represent the valid, enforceable and collectible obligations of such Borrower, and each Borrower further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Loan Agreement or any of the Loan Documents. Each Borrower hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The

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Liens and rights securing payment of the Obligations are hereby ratified and confirmed by each Borrower in all respects.

          7. Counterparts. This Amendment may be executed in counterpart and by different parties hereto in separate counterparts, each of which, when taken together, shall constitute but one and the same instrument.

          8. Expenses. All of Agent's reasonable costs and expenses, including, without limitation, attorney's fees, incurred in connection with the preparation of this Amendment and all related documents shall be paid by Borrowers upon the request of Agent.

          IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first above written.

                                   BORROWERS:


                                   NEENAH FOUNDRY COMPANY


                                   By:  /s/ Gary LaChey
                                   Its: Corporate V-P Finance & CFO


                                   DEETER FOUNDRY, INC.

                                   By:  /s/ Gary LaChey
                                   Its: Corporate V-P Finance & CFO

                                   MERCER FORGE CORPORATION

                                   By:  /s/ Gary LaChey
                                   Its: Corporate V-P Finance & CFO

                                   DALTON CORPORATION

                                   By:  /s/ Gary LaChey
                                   Its: Corporate V-P Finance & CFO

                                   DALTON CORPORATION, STRYKER
                                   MACHINING FACILITY CO.

                                   By:  /s/ Gary LaChey
                                   Its: Corporate V-P Finance & CFO





                       Signature Page to Amendment No. 1

                                   DALTON CORPORATION, WARSAW
                                   MANUFACTURING FACILITY

                                   By:  /s/ Gary LaChey
                                   Its: Corporate V-P Finance & CFO

                                   ADVANCED CAST PRODUCTS, INC.

                                   By:  /s/ Gary LaChey
                                   Its: Corporate V-P Finance & CFO

                                   GREGG INDUSTRIES, INC.

                                   By:  /s/ Gary LaChey
                                   Its: Corporate V-P Finance & CFO

                                   A & M SPECIALTIES, INC.

                                   By:  /s/ Gary LaChey
                                   Its: Corporate V-P Finance & CFO

                                   NEENAH TRANSPORT, INC.

                                   By:  /s/ Gary LaChey
                                   Its: Corporate V-P Finance & CFO

                                   DALTON CORPORTION, KENDALLVILLE
                                   MANUFACTURING FACILITY

                                   By:  /s/ Gary LaChey
                                   Its: Corporate V-P Finance & CFO






                       Signature Page to Amendment No. 1

                                   FLEET CAPITAL CORPORATION, as Agent and
                                   as a Lender

                                   By:  /s/ Robert F. Lund
                                   Its: Senior Vice President


                                   WACHOVIA CAPITAL FINANCE
                                   CORPORATION (CENTRAL) (f/k/a
                                   Congress Financial Corporation
                                   (Central)), as Syndication Agent
                                   and as a Lender

                                   By:  Laura D. Wheeland
                                   Its: Vice President


                                   GENERAL ELECTRIC CAPITAL CORPORATION,
                                   as a Lender

                                   By:  /s/ [Illegible]
                                   Its: Duly Authorized Signatory


                                   THE CIT GROUP/BUSINESS CREDIT, INC.,
                                   as a Lender

                                   By:  /s/ [Illegible]
                                   Its: Vice president




                       Signature Page to Amendment No. 1